Supplement To Prospectus Supplement Dated September 27, 2006
(To Prospectus Dated August 3, 2006)


                                  $540,228,300
                                  (Approximate)

                    Asset-Backed Certificates, Series 2006-15

                         GSAA Home Equity Trust 2006-15
                                 Issuing Entity

                          GS Mortgage Securities Corp.
                                    Depositor

                         Goldman Sachs Mortgage Company
                                     Sponsor

                     Wells Fargo Bank, National Association
                  Master Servicer and Securities Administrator

                             Avelo Mortgage, L.L.C.
                     Wells Fargo Bank, National Association
                                    Servicers



     This Supplement revises the Prospectus Supplement dated September 27, 2006 to the Prospectus dated August 3, 2006 with respect to the above captioned series of certificates.

     The following replaces the tenth bulletpoint appearing on page S-91 of the Prospectus Supplement under "Description of the Certificates--Reports to Certificateholders".

o    the number and aggregate outstanding principal balances of mortgage loans
     (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;



















                              Goldman, Sachs & Co.

                 The date of this Supplement is October 20, 2006